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                                                                   EXHIBIT 10.16



                       SUITE 280 - 4400 DOMINION STREET

                                  BURNABY, BC


                            OFFER TO SUB-SUB-LEASE


                                    BETWEEN


                              PC SUPPORT.COM INC.

                              (SUB-SUB-LANDLORD)


                                      AND


                    CHALK.COM NETWORK HOLDINGS CORPORATION

                               (SUB-SUB-TENANT)



Colliers Macaulay Nicolls Inc.
Brian MacKenzie (604) 661-0829
Office Division
("Agent")
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                             OFFER TO SUB-SUB-LEASE

                        SUITE 280 - 4400 DOMINION STREET

                                  BURNABY, BC

                                (THE "BUILDING")


TO:    PC SUPPORT.COM INC.                       ("Sub-Sub-Landlord")
       1500 Hornby Street
       Suite C-1
       Vancouver, BC
       V6Z 2R1

WE:    CHALK.COM NETWORK HOLDINGS CORPORATION    ("Sub-Sub-Tenant")
       850 - 999 West Hastings Street
       Vancouver, BC
       V6C 2W2

hereby offer to sub-lease from the Sub-Sub-Landlord, upon the following terms and conditions, the premises on the second (2nd) floor of the Building, having a Rentable Area of approximately seven thousand three hundred forty seven (7,347) square feet (the "Leased Premises"). The floor area of the Sub-Lease Premises is as shown outlined in heavy black on the plan forming Schedule "A" to the Offer to Sub-Sub-Lease.

1.   TERM

     The Term of the Sub-Sub-Lease shall be two (2) years and twenty-nine (29) days commencing on the 15th day of October, 2000 (the "Commencement Date") and expiring on the 29th day of November, 2002.

2.   BASIC RENT

     The Basic Rent, plus any applicable Goods and Services Tax, shall be payable monthly in advance by the Sub-Sub-Tenant on the first day of each month during the Term to the Sub-Sub-Landlord. The Basic Rent shall be based on the Rentable Area of the Lease Premises and measured in a manner prescribed by the Lease calculated at $6.50 per square foot per annum.

3.   OPERATING COSTS AND PROPERTY TAXES

     The Sub-Sub-Tenant's Proportionate Share of Operating Costs and Property Taxes, currently estimated at $10.08 per square foot for the 2000 fiscal year, plus Goods and Services Tax, shall be payable as additional rent as per the terms of the Lease during the Term in addition to the Basic Rent.
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4.   DEPOSIT

     A cheque for Twenty One Thousand Seven Hundred Twenty Three Dollars Thirty Six Cents ($21,723.36) (the "Deposit") payable to the Agent, Colliers Macaulay Nicolls Inc., in trust, shall be tendered upon acceptance as the Deposit and to be credited in payment firstly towards the last month's rent and thereafter towards the first rent due, plus any applicable Goods and Services Tax, and to be returned to the Sub-Sub-Tenant if this Offer is not accepted. In the event the Sub-Sub-Tenant defaults under the terms hereof, the Sub-Sub-Landlord may terminate this agreement and retain the Deposit on account of damages and not as a penalty, without prejudice to any other remedy.

5.   LEASE

     The Sub-Sub-Tenant covenants to abide by all the terms of the Landlord's Lease (the "Lease") with the exception of the terms set out in this Offer which differ from the terms of the Lease. The Sub-Sub-Tenant acknowledges having received a copy of the Lease.

6.   ACCESS

     For the purposes of planning and the construction of its Leasehold Improvements, the Sub-Sub-Tenant shall have access to the Leased Premises upon Landlord's consent. During this period, the Sub-Sub-Tenant shall not be obligated to pay any Basic Rent or Additional Rent but shall abide by all other terms of the Lease.

7.   WORK

     PC Support.com inc. will provide assistance (limited to one person day) should need arise to identify and connect cabling for network and telephone connection.

     The Sub-Sub-Tenant accepts the Leased Premises "as is." Any other work shall be the responsibility of the Sub-Sub-Tenant and shall require the Landlord's approval.

8.   SUB-SUB-LANDLORD TO DETERMINE FINANCIAL STRENGTH OF SUB-SUB-TENANT

     Acceptance of this Offer by the Sub-Sub-Landlord is conditional upon the Sub-Sub-Tenant providing the Sub-Sub-Landlord with information respecting the financial status of the Sub-Sub-Tenant as the Sub-Sub-Landlord may reasonably require for the purposes of determining the financial strength of the Sub-Sub-Tenant. The Sub-Sub-Tenant shall furnish the Sub-Sub-Landlord with such information forthwith upon acceptance of this Offer. The Sub-Sub-Landlord shall have five (5) business days from the date of provision of the financial information to determine whether or not the Sub-Sub-Tenant is acceptable to the Sub-Sub-Landlord. The Sub-Sub-Landlord shall notify the Sub-Sub-Tenant within five (5) business days of receipt of the financial information that the tenancy is acceptable to it, failing which this Offer shall become null and void and the Deposit shall be returned to the Sub-Sub-Tenant.
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9.   PARKING

     The Sub-Sub-Landlord shall provide, at the Sub-Sub-Tenant's cost, up to fourteen (14) random parking stalls in the Building at the prevailing market rates currently $45.00 per stall per month. The Sub-Sub-Tenant shall specify the number of parking stalls it requires prior to the Commencement Date. The rental rate for stalls is subject to adjustment to comparable parking rates in the area.

10.  USE

     The Leased Premises shall be used only for the purposes of a general business office.

11.  SOLE AGREEMENT

     There are no agreements, covenants, representations, warranties or conditions in any way relating to the subject matter of this agreement expressed or implied, collateral or otherwise, except as expressly set forth herein.

12.  TIME OF THE ESSENCE

     Time is of the essence of this agreement.

13.  DEFINITIONS

     Words defined in the Lease and used herein shall have the same meaning ascribed to them by the Lease.

14.  CONSENT OF LANDLORD

     This Offer is subject to the consent of the Landlord in accordance with the terms of the Lease. The parties shall execute the Landlord's consent documentation. The Sub-Sub-Landlord shall pay any consent fees.

15.  OFFER PROVISIONS

     All terms of this Offer shall survive the completion of this transaction and shall not merge. In the event of any conflict between the terms of this Offer and the terms of the Lease, the terms of this Offer shall prevail.

16.  DISCLOSURE

     The Sub-Sub-Landlord and the Sub-Sub-Tenant acknowledge and agree that:

     (i) Colliers Macaulay Nicolls Inc. (the "Agent") has disclosed that it is representing the Sub-Sub-Landlord and the Sub-Sub-Tenant in this transaction;
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     (ii)  the Agent, in order to accommodate the transaction described in this
           Agreement, was and is entitled to pass any relevant information it receives from either party or from any other source to either of the parties as the Agent sees fit, without being in conflict of its duties to either party; and

     (iii) the Sub-Sub-Landlord shall pay the commission and compensation due to the Agent pursuant to the transaction described in this Agreement.

17.  ACCEPTANCE

     This Offer shall be irrevocable and open for acceptance until 5:00 p.m. on the 31st day of August, 2000, after which time if not accepted this Offer shall be null and void and the Deposit shall be returned in full to the Sub-Sub-Tenant. This Offer may be accepted by signing and returning one duplicate copy or facsimile of this Offer.


DATED this 28 day of August, 2000.

                                          CHALK.COM NETWORK HOLDINGS CORPORATION

                                          SUB-SUB-TENANT

                                          Per:  _____________________


                                  ACCEPTANCE

The Sub-Sub-Landlord hereby accepts the above Offer this 31st day of August, 2000.

                                          PC SUPPORT.COM INC.

                                          SUB-SUB-LANDLORD

                                          Per:  _____________________


                              LANDLORD'S CONSENT

The Landlord hereby consents to the attached Offer this ______ day of September, 2000.

                                          BEUTEL GOODMAN REAL ESTATE GROUP

                                          LANDLORD

                                          Per:  _____________________
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                            SUB-LANDLORD'S CONSENT

The Sub-Landlord hereby consents to the attached Offer this ______ day of September, 2000.

                                          ELECTRONIC ARTS (CANADA), INC.

                                          SUB-LANDLORD

                                          Per: _____________________